Exhibit 5.2

May 22, 2017

Petróleo Brasileiro S.A. — Petrobras

Avenida República do Chile, 65

20035-900 Rio de Janeiro — RJ

Brazil

Petrobras Global Finance B.V.

Weena 762

3014 DA Rotterdam

The Netherlands

Ladies and Gentlemen:

We have acted as special United States counsel to Petróleo Brasileiro S.A. — Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), and Petrobras Global Finance B.V., a Dutch private company (“PGF” and, together with Petrobras, the “Companies”), in connection with PGF’s offering pursuant to a registration statement on Form F-3 (Nos. 333-206660 and 333-206660-01) of U.S.$1,000,000,000 aggregate principal amount of additional notes of PGF’s 6.125% Global Notes due 2022 (the “2022 Additional Notes”), U.S.$2,000,000,000 aggregate principal amount of additional notes of PGF’s 7.375% Global Notes due 2027 (the “2027 Additional Notes”) and U.S.$1,000,000,000 aggregate principal amount of additional notes of PGF’s 7.250% Global Notes due 2044 (the “2044 Additional Notes” and together with the 2022 Additional Notes and the 2027 Additional Notes, the “Notes”). The Notes are to be issued under an indenture dated as of August 29, 2012 (the “Base Indenture”) between PGF and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by:

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•	the amended and restated twenty-third supplemental indenture thereto dated as of May 22, 2017 with respect to the 2022 Additional Notes (the “Twenty-Third Supplemental Indenture” and, together with the Base Indenture, the “2022 Indenture”) among PGF, Petrobras and the Trustee;

•	the amended and restated twenty-fourth supplemental indenture thereto dated as of May 22, 2017 with respect to the 2027 Additional Notes (the “Twenty-Fourth Supplemental Indenture” and, together with the Base Indenture, the “2027 Indenture”) among PGF, Petrobras and the Trustee; and

•	the amended and restated seventeenth supplemental indenture thereto dated as of May 22, 2017 with respect to the 2044 Additional Notes (the “Seventeenth Supplemental Indenture” and, together with the Base Indenture, the “2044 Indenture” and, together with the 2022 Indenture and the 2027 Indenture, the “Indentures”) among PGF, Petrobras and the Trustee.

The 2022 Additional Notes will have the benefit of an amended and restated guaranty dated as of May 22, 2017 (the “2022 Guaranty”) between Petrobras and the Trustee; the 2027 Additional Notes will have the benefit of an amended and restated guaranty dated as of May 22, 2017 (the “2027 Guaranty”) between Petrobras and the Trustee; and the 2044 Additional Notes will have the benefit of an amended and restated guaranty dated as of May 22, 2017 (the “2044 Guaranty,” together with the 2022 Guaranty and the 2027 Guaranty, the “Guaranties” and, together with the Notes, the “Securities”) between Petrobras and the Trustee. Such registration statement, as amended as of its most recent effective date (May 15, 2017), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Base Indenture;

(b)	a form of the Twenty-Third Supplemental Indenture, including forms of global certificates representing the 2022 Additional Notes as executed by PGF;

(c)	a form of the Twenty-Fourth Supplemental Indenture, including forms of global certificates representing the 2027 Additional Notes as executed by PGF;

(d)	a form of the Seventeenth Supplemental Indenture, including forms of global certificates representing the 2044 Additional Notes as executed by PGF;

(e)	a form of the 2022 Guaranty;

(f)	a form of the 2027 Guaranty; and

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(g)	a form of the 2044 Guaranty.

In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture and the Seventeenth Supplemental Indenture and the Guaranties have been duly executed and delivered by PGF and Petrobras, as applicable, in the forms thereof that we have examined, and the Notes have been duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement and authenticated in accordance with the terms of each of the Indentures, the Notes will be valid, binding and enforceable obligations of PGF, entitled to the benefits of the respective Indentures, and the Guaranties will be valid, binding and enforceable obligations of Petrobras.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of PGF or Petrobras, (a) we have assumed that each of Petrobras and PGF and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras and PGF regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indentures and the Notes), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Guaranties, the Indentures or the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that the enforceability of the waiver in Section 15 of the Guaranties and Section 1.15 of the Base Indenture, as the case may be, by each of Petrobras and PGF of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976.

We note that the designation in Section 15 of the Guaranties and Section 1.15 of the Base Indenture of any federal court in the Borough of Manhattan, the City of New York, State of New York, as the venue for actions or proceedings relating to the Guaranties, the Indentures and the Notes, are (notwithstanding the waiver in Section 15 of the Guaranties and Section 1.15 of the Base Indenture) subject to the power of such courts to transfer actions

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pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 14 of the Guaranties and Section 10.13 of the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture and the Seventeenth Supplemental Indenture relating to currency indemnity.

We note that the waiver of defenses in Sections 3 and 5 of the Guaranties may be ineffective to the extent that any such defense involves a matter of public policy in the State of New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the state of New York.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and in the prospectus supplement related thereto under the heading “Legal Matters” as counsel for Petrobras and PGF who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Francesca L. Odell
Francesca L. Odell, a Partner